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                                                                      EXHIBIT 99

                                                               (FAIR ISAAC LOGO)


Contacts:   INVESTORS & ANALYSTS:
            Heidi Flannery
            Fair Isaac Corporation
            (800) 213-5542
            investor@fairisaac.com

                 FAIR ISAAC REPORTS STRONG THIRD QUARTER RESULTS

               79% Year-Over-Year Revenue Growth with HNC Revenues

SAN RAFAEL, Calif. -- July 23, 2003 -- Fair Isaac Corporation (NYSE:FIC), the leader in customer analytics and decision technology, today announced financial results for the third fiscal quarter ended June 30, 2003.

The company achieved third quarter revenues of $163.0 million versus $91.0 million reported in the third quarter of fiscal 2002, and in line with the company's previous guidance. Revenues for the nine months ended June 30, 2003 totaled $468.3 million as compared to revenues of $263.1 million reported in the same period last year. Net income for the third quarter of fiscal 2003 totaled $30.0 million, or $0.60 per share on 53.0 million diluted shares outstanding(1), compared with $14.4 million, or $0.41 per share on 35.2 million diluted shares outstanding reported in the same quarter last year. Net income for the nine months ended June 30, 2003 totaled $75.5 million, or $1.48 per share on 51.0 million diluted shares outstanding(1), compared with $42.1 million, or $1.17 per share on 35.8 million diluted shares outstanding reported in the same period last year.

Results for the nine months ended June 30, 2003 include $2.6 million in merger-related charges, resulting from the HNC Software acquisition, which resulted in a negative three-cent(2) impact to diluted earnings per share during this period.

"I'm very pleased with our quarterly results as we were able to hit our revenue and exceed our previous earnings guidance," said Tom Grudnowski, President and CEO of Fair Isaac. "I think our ability to show very respectable growth in a continued depressed IT spending environment is testament to the high ROI our business analytics and tools provide our clients. Our customers are willing to spend when they know they will have very compelling and demonstrable returns on their investments."

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter results and provide guidance for the remainder of fiscal 2003.

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The call can be accessed live on the Investor Relations' section of the company's Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

ABOUT FAIR ISAAC
Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power more than 25 billion mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. As of August 5, 2002, the business of HNC Software Inc., a leading provider of high-end analytic and decision management software, is part of Fair Isaac. For more information, visit www.fairisaac.com.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac, including statements regarding our ability to build and maintain customer and other business relationships, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company's ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of its recent merger with HNC, including expected synergies, cannot be fully realized, the possibility that costs or difficulties related to the integration of our business and HNC's business will be greater than expected, and other risks described from time to time in Fair Isaac's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2002. If any of these risks or uncertainties materializes, Fair Isaac's results could differ materially from Fair Isaac's expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac, HNC and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

------------------
1 The computation of diluted earnings per share for the quarter ended June 30, 2003 includes 2.7 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of diluted earnings per share for the nine months ended June 30, 2003 excludes these shares, as they were antidilutive during this period.

2 Calculated as $2.6 million in merger-related charges less $1.0 million income tax benefit (by application of the company's 38.0 percent effective tax rate for the nine month period), or $1.6 million, divided by 51.0 million diluted shares outstanding for the nine month period.
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                             FAIR ISAAC CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         For the Quarters and Nine Months Ended June 30, 2003 and 2002
                     (In thousands, except per share data)
                                  (unaudited)

                                                        Quarter Ended               Nine Months Ended
                                                          June 30,                       June 30,
                                                  -------------------------      -------------------------
                                                    2003             2002           2003            2002
                                                  ---------       ---------      ---------       ---------
Revenues                                          $ 163,000       $  91,014      $ 468,330       $ 263,125
                                                  ---------       ---------      ---------       ---------
Operating expenses:
        Cost of revenues                             62,209          40,724        186,904         116,853
        Research and development                     16,959           6,894         51,325          21,672
        Selling, general and administrative          31,277          20,343         95,175          58,587
        Amortization of intangibles                   3,461             609         10,142           1,743
        Restructuring and merger-related                (36)             --          2,580              --
                                                  ---------       ---------      ---------       ---------
                 Total operating expenses           113,870          68,570        346,126         198,855
                                                  ---------       ---------      ---------       ---------
Operating income                                     49,130          22,444        122,204          64,270
Other (expense) income, net                            (690)            616           (482)          4,439
                                                  ---------       ---------      ---------       ---------
Income before income taxes                           48,440          23,060        121,722          68,709
Provision for income taxes                           18,407           8,708         46,254          26,625
                                                  ---------       ---------      ---------       ---------
Net income                                        $  30,033       $  14,352      $  75,468       $  42,084
                                                  =========       =========      =========       =========


Earnings per share:
        Basic                                     $    0.63       $    0.43      $    1.56       $    1.23
                                                  =========       =========      =========       =========
        Diluted                                   $    0.60 (a)   $    0.41      $    1.48       $    1.17
                                                  =========       =========      =========       =========
Shares used in computing earnings per share:
        Basic                                        47,488          33,629         48,524          34,113
                                                  =========       =========      =========       =========
        Diluted                                      52,957 (a)      35,233         50,968          35,832
                                                  =========       =========      =========       =========

(a) The computation of diluted earnings per share for the quarter ended June 30, 2003 includes 2.7 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of diluted earnings per share for the nine months ended June 30, 2003 excludes these shares, as they were antidilutive during this period.
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                             FAIR ISAAC CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      June 30, 2003 and September 30, 2002
                                 (In thousands)
                                  (Unaudited)



                                                             June 30,      September 30,
                                                              2003            2002
                                                           ----------      ----------
ASSETS:
Current assets:
        Cash and investments                               $  222,885      $  281,211
        Receivables, net                                      124,984         121,456
        Other current assets                                   26,721          25,507
                                                           ----------      ----------
              Total current assets                            374,590         428,174

Investments                                                   152,184         150,202
Property and equipment, net                                    51,041          62,474
Goodwill and intangibles, net                                 511,758         520,114
Other noncurrent assets                                        54,477          51,549
                                                           ----------      ----------
                                                           $1,144,050      $1,212,513
                                                           ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable and other accrued liabilities      $   41,812      $   44,135
       Accrued compensation and employee benefits              23,304          28,153
       Deferred revenue                                        24,863          17,921
                                                           ----------      ----------
           Total current liabilities                           89,979          90,209

Convertible subordinated notes                                140,996         139,922
Other noncurrent liabilities                                    6,450           8,910
                                                           ----------      ----------
           Total liabilities                                  237,425         239,041

Stockholders' equity                                          906,625         973,472
                                                           ----------      ----------
                                                           $1,144,050      $1,212,513
                                                           ==========      ==========


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                             FAIR ISAAC CORPORATION
                               REVENUES BY SEGMENT
          For the Quarters and Nine Months Ended June 30, 2003 and 2002
                                 (In thousands)
                                   (Unaudited)



                                   Quarter Ended               Nine Months Ended
                                     June 30,                      June 30,
                                ----------------------      ----------------------
                                  2003          2002          2003          2002
                                --------      --------      --------      --------
Scoring solutions               $ 34,547      $ 33,781      $101,507      $ 94,491
Strategy machine solutions        97,399        39,852       283,951       119,974
Professional services             21,852        13,909        62,333        40,747
Analytic software tools            9,202         3,472        20,539         7,913
                                --------      --------      --------      --------
     Total revenues             $163,000      $ 91,014      $468,330      $263,125
                                ========      ========      ========      ========
